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                                                                  EXECUTION COPY

                                                                     Exhibit 3.8



                               OPERATING AGREEMENT

                                       OF

                      MERISTAR ACQUISITION COMPANY, L.L.C.

                     (a Delaware limited liability company)


                           Dated as of August 3, 1998






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                               OPERATING AGREEMENT
                                       OF
                      MERISTAR ACQUISITION COMPANY, L.L.C.

                     (a Delaware limited liability company)

             This Operating Agreement (this "Agreement") of MeriStar Acquisition Company, L.L.C., a Delaware limited liability company, dated as of August 3, 1998, is adopted and entered into by MeriStar Hospitality Operating Company, L.P., a Delaware limited partnership, as the sole member of the Company (the "Member," and collectively with all other persons who from time to time become Members pursuant to this Agreement, the "Members"), pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et seq.) as amended from time to time (the "Act"), and the terms of this Agreement.

             WHEREAS, a Certificate of Formation of the Company was filed on July 30, 1998 with the Secretary of State of the State of Delaware (the "Certificate").

         NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Member hereby agrees as follows:

         1. Company Name. The name of the Company is MeriStar Acquisition Company, L.L.C., and all business of the Company shall be conducted under that name or under any other name, but in any case, only to the extent permitted by applicable law.
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        2. Registered Agent and Office. The Company shall maintain a registered office in Delaware, which shall be the office of the Company's registered agent in Delaware. The name and address of the Company's registered agent in Delaware is CT Corporation, 1209 Orange Street, Wilmington, Delaware 19801. Such registered agent and office may be changed from time to time by the Member.

         3. Principal Place of Business. The business address and office of the Company shall be 1010 Wisconsin Avenue, N.W., Suite 650, Washington, D.C. 20007, or at such other or additional place or places as the Member determines from time to time.

         4. Term. The term of the Company commenced on the date of filing the Certificate and shall continue in existence unless terminated or dissolved in accordance with the Act and this Agreement.

         5. Filings. The Member shall promptly cause the execution and delivery of such documents and performance of such acts consistent with the terms of this Agreement as may be necessary to comply with the requirements of law for the formation, qualification and operation of a limited liability company under the laws of each jurisdiction in which the Company shall conduct business, and, if applicable, to operate under an assumed name as may be required by applicable law in effect in each such jurisdiction.

         6. Purpose. The Company is organized to engage in any lawful business, purpose or activity that the Member may determine from time to time pursuant to this Agreement and for which a limited liability company may be organized under the Act.

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         7. Powers of the Company. Except as otherwise limited in this
Agreement, the Act or any other applicable laws and regulations, the Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, convenient or incidental to or for the furtherance of the purposes set forth in Section 6.


         8. Management. The Company shall be managed exclusively by the Member who shall manage the Company in accordance with the Act and shall be subject to all of the duties and liabilities of a manager provided in the Act. The Member shall have the power and authority to take any and all actions necessary or convenient to or for the furtherance of the purposes of the Company set forth in this Agreement, including all powers of a manager under the Act. In addition to the powers now or hereafter granted a manager of a limited liability company under applicable law or which are granted to the sole Member under any other provision of this Agreement, the sole Member shall have full power and authority, without the consent of the Member, to facilitate or implement any agreement of merger or consolidation of the Company with or into another entity and shall to do all things deemed necessary or desirable by it in connection with an agreement of merger or consolidation.

         9. Capital Contributions. The Member hereby agrees to contribute $100.00 in cash, and no other property, to the Company.

         10. Additional Contributions. The Member may, but is not required to, make any additional capital contributions to the Company.


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         11. Capital Accounts. A capital account shall be maintained for each
Member in accordance with the capital account maintenance rules of the Internal Revenue Service Regulation Section 1.704-1(b)(2)(iv) and as provided herein. Such capital account shall be credited with contributions and profits, charged with distributions and losses and otherwise adjusted as the Member agrees.

         12. Allocation of Profits and Losses. Unless the Member agrees otherwise in writing, the Company's profits and losses shall be allocated in proportion to the capital contributions of the Member of the Company.


         13. Distributions. Distributions shall be made to the Member at times and in the aggregate amounts determined by the Member. The Member shall be entitled to receive any distribution from the Company except as may be provided in this Agreement.

         14. Limits on Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member if such distribution would violate 18-607 of the Act or other applicable law.

         15. Amendments. Amendments to this Agreement may be made only with the consent of the sole Member.

         16. Tax Matters. All determinations as to tax elections shall be made exclusively by the Member. The Member of the Company and the Company intend that the Company be treated as a partnership for all income tax purposes and will file such necessary and appropriate forms in furtherance thereof.
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         17. Withdrawal or Resignation. A Member may withdraw from the Company in accordance with the Act.

         18. Transfer and Assignments of Interest of a Member. A Member may assign, sell, pledge or transfer in whole or in part its Membership interest in the Company.

         19. Admission of Additional Members by the Company. One or more additional Members of the Company may be admitted to the Company with the vote or written consent of the sole Member.

         20. Liability of Member.

             (a) The Member shall not have any liability for the obligations or liabilities of the Company except to the extent provided in the Act.

             (b) A Member exercising management powers or responsibilities for or on behalf of the Company shall not have personal liability to the Company or its Member for damages for any breach of duty in such capacity, provided that nothing in this Section 19(b) shall eliminate or limit the liability of any such Member if a judgment or other final adjudication adverse to such Member establishes that such Member's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, or that such Member personally gained through such act or omission a financial profit or other advantage to which such Member was not legally entitled.

         21. Indemnification. To the fullest extent permitted by law, the Company shall indemnify, hold harmless, protect and defend the Member and may indemnify, hold harmless, protect and defend each of the officers, employees and


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agents, if any, of the Company (collectively, the "Indemnitees"), against any losses, claims, damages or liabilities, including, without limitation, legal or other expenses incurred in investigating or defending against any such loss, claim, damages or liability, and any amounts expended in settlement of any claim (collectively, "Liabilities"), to which any Indemnitee may become subject by reason of any act or omission (even if negligent or grossly negligent) performed or omitted to be performed on behalf of the Company or by reason of the fact that such Indemnitee was a Member or manager, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, trustee, manager, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, provided, however, that no indemnification may be made to or on behalf of any Indemnitee if a judgment or other final adjudication adverse to such Indemnitee establishes (a) that his or her acts were committed in bad faith or involved intentional misconduct or knowing violation of law or (b) that he or she personally gained through such an act or omission a financial profit or other advantage to which he or she was not legally entitled. The provisions of this Section shall continue to afford protection to each Indemnitee regardless of whether such Indemnitee remains a Member or manager, officer, employee or agent, if applicable, of the Company. Any indemnity under this Section 21 or otherwise should be paid out of and to the extent of the Company's assets only.

           22. Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following:

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             (a) The end of the term of the Company as provided in Section 4;

             (b) the resignation, expulsion, bankruptcy or dissolution of any Member or the occurrence of any other event which terminates the continued membership of any Member in the Company;

             (c) The written Agreement of the Member to dissolve the Company; or

             (d) The entry of a decree of judicial dissolution under Section 18-802 of the Act.

      23. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

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            24. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the Member with respect to the subject matter hereof and supersedes all prior agreements in respect thereof, and shall not be amended, modified or supplemented, nor any provision hereof waived, except by an instrument in writing, signed by the Member.


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            IN WITNESS WHEREOF, the undersigned, has executed and delivered this Agreement as of the day and year first above set forth.

                                           MEMBER:

                                           MERISTAR HOSPITALITY OPERATING
                                           PARTNERSHIP, L.P.

                                           By: MERISTAR HOSPITALITY CORPORATION,
                                               Its General Partner


                                           By: /s/John Emery
                                           --------------------------
                                           Name:  John Emery
                                           Title: Chief Financial Officer